UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (date of earliest event reported):

May 26, 2023

VIVIC CORP.

(Exact Name of Registrant as Specified in its Charter)

Nevada	000-56198	80-0948413
(State or other jurisdiction of	Commission	IRS Employer
Incorporation or organization)	File Number	Identification Number

187 E. Warm Springs Road

Las Vegas, Nevada 89119

(Address of Principal Executive Offices)

Registrant’s telephone number: (702) 899 0818

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities Registered Pursuant to Section 12(g) of the Act:

Title of Each Class	Trading Symbol(s)	Name of each Exchange on which Registered
Common Stock, $0.001 Par Value	VIVC	OTCQB

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter). Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01 Entry into a Material Definitive Agreement

On May 26, 2023, Vivic Corp. (the “Company”) entered into a Debt Conversion Agreement (the “Conversion Agreement”) with Yun-Kuang Kung (“Kung”). As of the date of the Conversion Agreement the Company was indebted to Kung for an aggregate of $1,100,000. Pursuant to the Conversion Agreement the entire amount due Kung was converted into shares of common stock of the Company at a conversion rate of $0.99 per share resulting in the issuance to Kung of 1,111,111 shares of the common stock of the Company (the “Conversion Shares”).

The issuance of the Conversion Shares was exempt from the registration requirements of the Securities Act of 1933, as amended, as Kung is an accredited investor, as defined in Regulation D promulgated under the Securities Act, is not a U. S. Person, as defined in Regulation S promulgated under the Securities Act and the transaction was fully negotiated and consummated outside the United States.

Item 3.02 Sale of Unregistered Equity Securities.

On May 263, 2023, the Company issued an aggregate of 1,111,111 shares of its common stock in consideration of its release from obligations in the aggregate amount of $1,100,000 pursuant to a Conversion Agreement with Yun-Kuang Kung. The number of shares of common stock issued pursuant to the Conversion Agreement was based upon an agreed value for the Company’s common stock of $0.99 per share.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description

10.1	Debt Conversion Agreement dated May 26, 2023, between the Company and Yun-Kuang Kung
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: May 30, 2023

VIVIC CORP.

By:	/s/ Shang-Chiai Kung
Shang-Chiai Kung
President and Chief Executive Officer